Exhibit 23





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------




We consent to the incorporation by reference in Registration Statement No. 33-91684 of WVS Financial Corp. on Form S-8 of our report dated September 8, 2008, relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of WVS Financial Corp. for the year ended June 30, 2008.


/s/ S.R. Snodgrass, A.C.


Wexford, Pennsylvania
September 24, 2008